UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 1, 2010

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Central Vermont Public Service Corporation (the "Company") has issued $30,000,000 in aggregate principal amount of its First Mortgage 5.00% Bonds, Series VV due December 15, 2020 (the "Bonds").  The Bonds have been issued as contemplated under the Bond Purchase Agreement among the Company, the Vermont Economic Development Authority (“VEDA”) and KeyBank Capital Markets Inc. (the “Underwriter”) dated as of November 18, 2010 (the "Bond Purchase Agreement"), a copy of which is on file with the SEC.  Pursuant to the Bond Purchase Agreement, VEDA agreed to sell, and the Underwriter agreed to purchase, $30,000,000 Recovery Zone Facility Bonds, Central Vermont Public Service Corporation Issue, Series 2010 (the “VEDA Bonds”).  The Bonds have been issued as evidence of, and security for, the Company’s obligation to VEDA to repay the loan of proceeds of the $30,000,000 VEDA Bonds, evidenced by a Loan and Trust Agreement dated December 1, 2010 (the “Loan Agreement”), among the State of Vermont, acting by and through VEDA, the Company, and U.S. Bank National Association, as trustee.  The Bonds have terms identical to the VEDA Bonds.  The Bonds have been issued pursuant to the Company's Indenture of Mortgage dated as of October 1, 1929, as amended and supplemented by supplemental indentures, including a Forty-Seventh Supplemental Indenture, dated December 1, 2010 (the "Supplemental Indenture"), from the Company to U.S. Bank National Association, as trustee (the “Trustee”) (as so amended and supplemented, the "Indenture").  The Indenture is a first mortgage lien on substantially all of the Company's utility properties.  The Company has recorded or will record the Supplemental Indenture in the towns where it owns property to evidence the related security interest.  The Company's issuance of the Bonds was approved by the Vermont Public Service Board by order entered July 14, 2010 in Docket No. 7620.  The Bonds are being issued for the purpose of providing funds to pay, or reimbursing the Company for paying, certain capital improvements to the Company’s facilities (the “Project”).

The Bonds will carry an interest rate of 5.00% per annum, which is payable semi-annually on June 15 and December 15, commencing June 15, 2011.   The Bonds will be subject to redemption from excess funds in the Project Fund, as defined in and established under the Loan Agreement, or in the event that there is damage to or destruction or taking of the Project that produces proceeds of insurance or condemnation awards.  The Indenture, the Bonds and the Supplemental Indenture contain customary events of default.  If an "Event of Default" (as defined in the Indenture) occurs and is continuing, the Trustee or the "holders of Bonds" (as defined in the Indenture) of not less than 25% in aggregate principal amount of the Bonds outstanding may declare the principal amount of all the Bonds to be due and payable immediately.   A copy of the 44th Supplemental Indenture, dated as June 15, 2004, which amended and restated the Indenture in its entirety, is on file with the SEC as Exhibit 4.4 (originally 4-63, Form 10-Q, June 30, 2004, File No. 1-8222) , and is incorporated herein by reference.

The VEDA Bonds will be issued and sold in reliance on exemptions from registration under the Securities Act of 1933, as amended.  THIS IS NOT AN OFFER TO SELL THE VEDA BONDS OR ANY COMPANY SECURITIES.  Information contained herein is not an offer to sell the VEDA Bonds or any Company securities or the solicitation of an offer to buy such VEDA Bonds or securities, nor shall there be any sale of such VEDA Bonds or securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
4.10	Forty-Seventh Supplemental Indenture, dated as of December 1, 2010, from the Company to U.S. Bank National Association, as trustee.
4.11
Loan and Trust Agreement, dated as of December 1, 2010, among the State of Vermont, acting by and through the Vermont Economic Development Authority, the Company and U.S. Bank National Association, as trustee.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Pamela J. Keefe Senior Vice President, Chief Financial Officer, and Treasurer
December 2, 2010